UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

INTUITIVE MACHINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40823	36-5056189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13467 Columbia Shuttle Street Houston, Texas	77059
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 520-3703

N/A

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously reported, on January 13, 2026, Intuitive Machines, Inc. (the “Company”) consummated the acquisition (the “Acquisition”) of 100% of the issued and outstanding membership interests of Lanteris Space Holdings LLC (“Lanteris”) through its subsidiary, Intuitive Machines, LLC (“Purchaser”), pursuant to the previously announced Membership Interest Purchase Agreement, dated as of November 3, 2025 (the “Purchase Agreement”), by and among the Company, Purchaser, Lanteris, Vantor Holdings Inc. (“Seller”) and Galileo TopCo, Inc. The Acquisition, first announced on November 4, 2025, was completed for $800 million before closing adjustments, consisting of $450 million in cash and $350 million of Intuitive Machines, Inc. Class A Common Stock, par value $0.0001 per share.

The Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2026 (the “Original Report”), contains a description of the closing of the Acquisition and related matters, which description is incorporated herein by reference.

This Amendment No. 1 to the Original Report is being filed with the SEC solely to amend and supplement Item 9.01 of the Original Report to include the following information:

•

The historical audited consolidated financial statements of Lanteris as of December 31, 2025 and 2024, and for the years ended December 31, 2025 and 2024, attached hereto as Exhibit 99.1 and related consent of KPMG LLP, which is filed hereto as Exhibit 23.1;

•	Unaudited pro forma financial information and accompanying notes, as of and for the year ended December 31, 2025, attached hereto as Exhibit 99.2.

This Amendment No. 1 makes no other amendments to the Original Report and should be read in conjunction with the Original Report. This Amendment No. 1 does not purport to provide an update or a discussion of any developments at the Company or its subsidiaries subsequent to the filing of the Original Report.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The historical audited consolidated financial statements of Lanteris as of and for the years ended December 31, 2025 and 2024, consisting of the consolidated statements of operations for the years ended December 31, 2025 and 2024, consolidated statements of comprehensive income (loss) for the years ended December 31, 2025 and 2024, consolidated balance sheets as of December 31, 2025 and 2024, consolidated statements of cash flows for the years ended December 31, 2025 and 2024, consolidated statements of changes in member’s equity for the years ended December 31, 2025 and 2024 and related notes, are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company giving effect to the Acquisition, including the unaudited pro forma condensed combined balance sheet as of December 31, 2025 and statement of income for the year ended December 31, 2025, and related notes thereto, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Acquisition been completed as of the date presented and should not be taken as a representation of the Company’s future consolidated results of operations or financial condition. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances and are presented for informational purposes only.

(d) Exhibits.

Exhibit Number	Exhibit Description

23.1	Consent of KPMG LLP.

99.1	Audited consolidated financial statements of Lanteris Space Holdings LLC, as of and for the years ended December 31, 2025 and 2024.

99.2	Unaudited pro forma condensed combined financial information and accompanying notes, as of and for the year ended December 31, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2026	INTUITIVE MACHINES, INC.

	By:	/s/ Stephen Altemus
	Name:	Stephen Altemus
	Title:	Chief Executive Officer and President